PRESS RELEASE

FOR INFORMATION, CONTACT: Greg Klaben Vice President of Investor Relations (831) 458-7533	FOR RELEASE at 1 P.M. PDT November 2, 2010

Plantronics Announces Second Quarter Fiscal 2011 Results

Revenue In-Line with Guidance, Operating Income and EPS Exceed Guidance

SANTA CRUZ, CA – November 2, 2010 - Plantronics, Inc. (NYSE: PLT) today announced second quarter fiscal 2011 net revenues of $158.3 million, a 10% increase compared with net revenues of $144.5 million in the second quarter of fiscal 2010.  Net revenues were within the guidance range of $158 - $163 million provided on July 26, 2010.  Plantronics' GAAP diluted earnings per share from continuing operations was $0.52 in the second quarter of fiscal 2011 compared to $0.32 in the same quarter of the prior year.  Non-GAAP diluted earnings per share from continuing operations for the second quarter of fiscal 2011 increased 38% to $0.58 from $0.42 in the same quarter of the prior year.  The difference between GAAP and non-GAAP earnings per share from continuing operations for the second quarter of fiscal 2011 includes stock-based compensation charges and purchase accounting amortization, both net of associated tax benefits.

“Revenues in our core Office & Contact Center (“OCC”) category grew in all major geographies compared with the same quarter in the prior year and were at the highest level in eight quarters, offsetting a decline in mobile headset revenue.  Unified Communications (“UC”) product sales continue to grow, and, at $13.3 million in revenue during our second quarter, are over 10% of OCC sales,” stated Ken Kannappan, President & CEO.

“We generated approximately $25 million in cash flow from operations in the current quarter and repurchased over 500,000 shares of our common stock while maintaining a strong cash position with over $359 million in cash, cash equivalents and short-term investments.  We also have $14.8 million in long-term investments at the end of the quarter,” stated Barbara Scherer, SVP Finance and Administration & CFO.

Improved economic conditions and the trend toward UC drove a 26% increase in net revenues from sales of our OCC products compared to the second quarter of fiscal 2010.  OCC net revenues were $118.0 million in the second quarter of fiscal 2011, compared to $93.5 million in the second quarter of fiscal 2010. UC related product net revenues were $13.3 million, growing 35% from the $9.8 million reported in the first quarter of fiscal 2011.

Mobile net revenues were $27.6 million in the second quarter of fiscal 2011, a decrease of 20% from $34.7 million in the second quarter of fiscal 2010.  Gaming and computer net revenues were $8.2 million in the second quarter of fiscal 2011, a decrease of 9% from $9.0 million in the second quarter of fiscal 2010.

GAAP operating income in the second quarter of fiscal 2011 was $34.0 million, resulting in an operating margin of 21.5%.  This compares to GAAP operating income of $20.6 million and an operating margin of 14.3% in the prior year quarter.  Non-GAAP operating income in the second quarter of fiscal 2011 was $38.3 million exceeding previously provided guidance of $32.5 million to $35.0 million, resulting in a non-GAAP operating margin of 24.2%.  In the prior year quarter, non-GAAP operating income was $26.8 million with a non-GAAP operating margin of 18.5%.

The Company completed the sale of Altec Lansing, its Audio Entertainment Group (“AEG”) segment, effective as of December 1, 2009.  All results of operations related to AEG (including the loss on the sale) are classified as discontinued operations for all periods presented.

Business Outlook

The following statements are based on our current expectations and many of these statements are forward-looking.  Actual results are subject to a variety of risks and uncertainties and may differ materially from our expectations.

The Company’s business is inherently difficult to forecast, particularly with continuing uncertainty in global economic conditions, and there can be no assurance that the incoming orders it expects to receive over the balance of the current quarter will materialize.

Plantronics has a “book and ship” business model whereby it ships most orders to customers within 48 hours of its receipt of those orders and, therefore, the level of backlog does not provide reliable visibility into potential future revenues.  The December quarter tends to be characterized by an increase in incoming sales orders during October, which diminishes in December.

Net revenues in the third quarter of fiscal 2011 are expected to be higher than the second quarter of fiscal 2011, with the increase expected primarily in mobile Bluetooth headset revenues.  The December quarter has historically been a stronger quarter than the September quarter and the current bookings trend supports our belief that revenues will be in the ranges below.

Subject to the foregoing, we are currently expecting the following range of financial results for continuing operations for the third quarter of fiscal 2011:

•	Net revenues of $180 million - $185 million;

•	Non-GAAP operating income of $37.5 million to $40.5 million;

•	Non-GAAP diluted earnings per share of $0.55 - $0.60;

•	EPS cost of stock-based compensation to be approximately $0.06; and

•	GAAP diluted earnings per share of $0.49 to $0.53.

Plantronics does not intend to update these targets during the quarter or to report on its progress toward these targets.  Plantronics will not comment on these targets to analysts or investors except by its press release announcing its third quarter fiscal 2011 results or by other public disclosure.  Any other statements speculating on the progress of the third quarter fiscal 2011 will not be based on internal Company information and should be assessed accordingly by investors.

Dividend Announcement

Plantronics also announced that its Board of Directors declared a quarterly dividend of $0.05 per share.  The dividend will be payable on December 10, 2010 to stockholders of record at the close of business on November 19, 2010.

Conference Call Scheduled to Discuss Financial Results

Plantronics has scheduled a conference call to discuss second quarter fiscal 2011 results.  The conference call will take place on Tuesday, November 2, 2010 at 2:00 PM (PDT).  All interested investors and potential investors in Plantronics stock are invited to participate.  To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the "Plantronics Conference Call."  Participants from North America should call (888) 301-8736 and other participants should call (706) 634-7260.

A replay of the call with the conference ID #13173009 will be available for 72 hours at (800) 642-1687 for callers from North America and at (706) 645-9291 for all other callers.  The conference call will also be simultaneously web cast at www.plantronics.com under Investor Relations, and the web cast of the conference call will remain available at the Plantronics website for thirty days.

Use of Non-GAAP Financial Information

Plantronics excludes non-recurring transactions and non-cash expenses and charges such as restructuring and other related charges, the release of certain tax reserves, stock-based compensation expenses related to stock options, restricted stock and employee stock purchases, purchase accounting amortization and impairment of goodwill and long-lived assets from non-GAAP income from continuing operations, non-GAAP earnings per diluted share from continuing operations, non-GAAP operating income, non-GAAP gross margin, non-GAAP operating margin and non-GAAP effective tax rate on continuing operations.  Plantronics excludes these expenses from its non-GAAP measures primarily because Plantronics does not believe they are reflective of ongoing operating results and are not considered by management as part of Plantronics’ target operating model.  Plantronics believes that the use of non-GAAP financial measures provides meaningful supplemental information regarding its performance and liquidity, and helps investors compare actual results to its long-term target operating model goals.  Plantronics believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods, but non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, income from operations, net income or earnings per share prepared in accordance with GAAP.

Safe Harbor

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to (i) our estimates of GAAP and non-GAAP financial results for the third quarter of fiscal 2011, including revenue, operating income and earnings per share; (ii) our estimated stock-based compensation expense for the third quarter of fiscal 2011; (iii) trends and our predictions regarding ordering patterns for the third quarter of fiscal 2011, including the prediction that the increase in revenues in the December quarter is expected to primarily be in mobile Bluetooth headset revenues, as well as other matters discussed in this press release that are not purely historical data.  Plantronics does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements.  Among the factors that could cause actual results to differ materially from those contemplated are:

•	economic conditions in both the domestic and international markets;

•
our ability to realize our UC plans and to achieve the financial results projected to arise from UC adoption could be adversely affected by the following factors: (i) as UC becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our headsets which, in turn, will reduce the sales prices for our headsets; (ii) UC solutions may not be adopted with the breadth and speed in the marketplace that we currently anticipate; (iii) the development of UC solutions is technically complex and this may delay or obstruct our ability to introduce solutions to the market on a timely basis and that are cost effective, feature rich, stable and attractive to our customers; (iv) UC solutions may not be adopted with the breadth and speed in the marketplace that we currently anticipate;  (v) as UC becomes more widely adopted we anticipate that competition for market share will increase, and some competitors may have superior technical and economic resources (vi)  our plans are dependent upon adoption of our UC solution by major platform providers such as Microsoft, Cisco, Avaya, Alcatel, and IBM, and we have a limited ability to influence such providers with respect to the functionality of their platforms, their rate of deployment, and their willingness to integrate their platforms with our solutions, and our support expenditures may substantially increase over time due to the complex nature of the platforms developed by the major UC providers as these platforms continue to evolve and become more commonly adopted;

•
failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts to meet demand without having excess inventory or incurring cancellation charges;

•	volatility in prices from our suppliers, including our manufacturers located in China, have and could negatively affect our profitability and/or market share;

•	fluctuations in foreign exchange rates;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers;

•
additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, the inherent risks of our substantial foreign operations, and problems which might affect our manufacturing facilities in Mexico, and unexpected delays and uncertainties affecting our ability to realize targeted expense reductions and annualized savings by outsourcing the manufacturing of our Bluetooth products in China to GoerTek, Inc.; and

•
further impairment losses on the carrying value of our intangible assets and goodwill could be recognized if it is determined the value is not recoverable which would adversely affect our financial results.

For more information concerning these and other possible risks, please refer to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 1, 2010, quarterly reports filed on Form 10-Q and other filings with the Securities and Exchange Commission as well as recent press releases.  These filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

Financial Summaries

The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements

•	Unaudited GAAP to Non-GAAP Statements of Operations Reconciliations for the Three and Six Months ended September 30, 2010 and September 30, 2009

•	Summary Unaudited Statements of Operations and Related Data on a Non-GAAP Basis for Continuing Operations

About Plantronics

Plantronics is a world leader in personal audio communications for professionals and consumers. From unified communication solutions to Bluetooth headsets, Plantronics delivers unparalleled audio experiences and quality that reflect our nearly 50 years of innovation and customer commitment.  Plantronics is used by every company in the Fortune 100 and is the headset of choice for air traffic control, 911 dispatch and the New York Stock Exchange.  For more information, please visit www.plantronics.com or call (800) 544-4660.

Plantronics, the logo design, and Clarity are trademarks or registered trademarks of Plantronics, Inc.  The Bluetooth name and the Bluetooth trademarks are owned by Bluetooth SIG, Inc. and are used by Plantronics, Inc. under license.  All other trademarks are the property of their respective owners.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net revenues	$158,255	$144,458	$328,940	$285,620
Cost of revenues	72,296	76,527	153,533	152,685
Gross profit	85,959	67,931	175,407	132,935
Gross profit %	54.3%	47.0%	53.3%	46.5%

Research, development and engineering	15,206	13,542	30,107	27,211
Selling, general and administrative	36,742	32,913	75,428	66,097
Restructuring and other related charges	-	857	-	1,435
Total operating expenses	51,948	47,312	105,535	94,743
Operating income	34,011	20,619	69,872	38,192
Operating income %	21.5%	14.3%	21.2%	13.4%

Interest and other income, net	1,017	884	635	2,231
Income from continuing operations before income taxes	35,028	21,503	70,507	40,423
Income tax expense from continuing operations	9,599	5,606	19,132	11,588
Income from continuing operations, net of tax	25,429	15,897	51,375	28,835
Discontinued operations:
Loss from operations of discontinued AEG segment	-	(26,602)	-	(29,777)
Income tax benefit on discontinued operations	-	(9,959)	-	(10,846)
Loss on discontinued operations	-	(16,643)	-	(18,931)
Net income (loss)	$25,429	$(746)	$51,375	$9,904

% of net revenues	16.1%	(0.5%)	15.6%	3.5%

Earnings (loss) per common share:
Basic
Continuing operations	$0.54	$0.33	$1.08	$0.59
Discontinued operations	$-	$(0.34)	$-	$(0.39)
Net income (loss)	$0.54	$(0.02)	$1.08	$0.20

Diluted
Continuing operations	$0.52	$0.32	$1.05	$0.59
Discontinued operations	$-	$(0.34)	$-	$(0.39)
Net income (loss)	$0.52	$(0.02)	$1.05	$0.20

Shares used in computing earnings (loss) per share:
Basic	47,087	48,737	47,607	48,632
Diluted	48,524	49,567	49,148	49,118

Tax rate from continuing operations	27.4%	26.1%	27.1%	28.7%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED BALANCE SHEETS

	September 30,	March 31,
	2010	2010
ASSETS
Cash and cash equivalents	$294,429	$349,961
Short-term investments	64,966	19,231
Total cash, cash equivalents, and short-term investments	359,395	369,192
Accounts receivable, net	94,989	88,328
Inventory, net	69,845	70,518
Deferred income taxes	11,299	10,911
Other current assets	14,341	21,782
Assets held for sale	8,861	8,861
Total current assets	558,730	569,592
Long-term investments	14,782	-
Property, plant and equipment, net	64,859	65,700
Intangibles, net	2,831	3,449
Goodwill	14,005	14,005
Other assets	2,334	2,605
Total assets	$657,441	$655,351

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$19,715	$23,779
Accrued liabilities	46,866	45,837
Total current liabilities	66,581	69,616
Deferred tax liability	150	551
Long-term income taxes payable	13,972	12,926
Other long-term liabilities	953	924
Total liabilities	81,656	84,017
Stockholders' equity	575,785	571,334
Total liabilities and stockholders' equity	$657,441	$655,351

PLANTRONICS, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended				Six Months Ended
	September 30, 2010				September 30, 2010
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$158,255	$-		$158,255	$328,940	$-		$328,940
Cost of revenues	72,296	(777)	(1)	71,519	153,533	(1,530)	(1)	152,003
Gross profit	85,959	777		86,736	175,407	1,530		176,937
Gross profit %	54.3%			54.8%	53.3%			53.8%

Research, development and engineering	15,206	(993)	(1)	14,213	30,107	(1,971)	(1)	28,136
Selling, general and administrative	36,742	(2,551)	(1)	34,191	75,428	(4,964)	(1)	70,464
Total operating expenses	51,948	(3,544)		48,404	105,535	(6,935)		98,600
Operating income	34,011	4,321		38,332	69,872	8,465		78,337
Operating income %	21.5%			24.2%	21.2%			23.8%

Interest and other income, net	1,017	-		1,017	635	-		635
Income from continuing operations before income taxes	35,028	4,321		39,349	70,507	8,465		78,972
Income tax expense from continuing operations	9,599	1,421	(2)	11,020	19,132	2,599	(2)	21,731
Income from continuing operations, net of tax	$25,429	$2,900		$28,329	$51,375	$5,866		$57,241

% of net revenues	16.1%			17.9%	15.6%			17.4%

Diluted earnings per common share from continuing operations	$0.52			$0.58	$1.05			$1.16
Shares used in diluted per share calculations	48,524			48,524	49,148			49,148

(1) Excluded amount represents stock-based compensation and purchase accounting amortization.
(2) Excluded amount represents tax benefit from stock-based compensation and purchase accounting amortization.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results from continuing operations, which are adjusted to exclude non-recurring and non-cash expenses and charges, such as restructuring and other related charges, certain tax credits and the release of certain tax reserves, stock-based compensation expenses related to stock options, restricted stock and employee stock purchases, purchase accounting amortization and impairment of goodwill and long-lived assets. Plantronics does not believe these expenses and charges are reflective of ongoing operating results and are not part of our target operating model. We have presented non-GAAP statements that only show our results to the income from continuing operations after tax line. The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by Plantronics may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

PLANTRONICS, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended				Six Months Ended
	September 30, 2009				September 30, 2009
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$144,458	$-		$144,458	$285,620	$-		$285,620
Cost of revenues	76,527	(2,382)	(1)	74,145	152,685	(6,504)	(2)	146,181
Gross profit	67,931	2,382		70,313	132,935	6,504		139,439
Gross profit %	47.0%			48.7%	46.5%			48.8%

Research, development and engineering	13,542	(809)	(3)	12,733	27,211	(1,628)	(3)	25,583
Selling, general and administrative	32,913	(2,090)	(3)	30,823	66,097	(4,216)	(3)	61,881
Restructuring and other related charges	857	(857)	(4)	-	1,435	(1,435)	(4)	-
Total operating expenses	47,312	(3,756)		43,556	94,743	(7,279)		87,464
Operating income	20,619	6,138		26,757	38,192	13,783		51,975
Operating income %	14.3%			18.5%	13.4%			18.2%

Interest and other income, net	884	-		884	2,231	-		2,231
Income from continuing operations before income taxes	21,503	6,138		27,641	40,423	13,783		54,206
Income tax expense from continuing operations	5,606	1,333	(5)	6,939	11,588	2,523	(5)	14,111
Income from continuing operations, net of tax	$15,897	$4,805		$20,702	$28,835	$11,260		$40,095

% of net revenues	11.0%			14.3%	10.1%			14.0%

Diluted earnings per common share from continuing operations	$0.32			$0.42	$0.59			$0.82
Shares used in diluted per share calculations	49,567			49,567	49,118			49,118

(1) Excluded amount represents stock-based compensation, purchase accounting amortization and $1,707 of accelerated depreciation on assets related to restructuring activity.
(2) Excluded amount represents stock-based compensation, purchase accounting amortization and $5,205 of accelerated depreciation on assets related to restructuring activity.
(3) Excluded amount represents stock-based compensation and purchase accounting amortization.
(4) Excluded amount represents restructuring and other related charges.
(5) Excluded amount represents tax benefit from stock-based compensation, purchase accounting amortization and restructuring and other related charges.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results from continuing operations, which are adjusted to exclude non-recurring and non-cash expenses and charges, such as restructuring and other related charges, certain tax credits and the release of certain tax reserves, stock-based compensation expenses related to stock options, restricted stock and employee stock purchases, purchase accounting amortization and impairment of goodwill and long-lived assets. Plantronics does not believe these expenses and charges are reflective of ongoing operating results and are not part of our target operating model. We have presented non-GAAP statements that only show our results to the income from continuing operations after tax line. The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by Plantronics may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Summary of Unaudited Statements of Operations and Related Data - Non-GAAP on Income From Continuing Operations
($ in thousands, except per share data)

	Q110	Q210	Q310	Q410	Q111	Q211
Net revenues	$141,162	$144,458	$165,935	$162,282	$170,685	$158,255
Cost of revenues	72,036	74,145	84,868	73,771	80,484	71,519
Gross profit	69,126	70,313	81,067	88,511	90,201	86,736
Gross profit %	49.0%	48.7%	48.9%	54.5%	52.8%	54.8%

Research, development and engineering	12,850	12,733	13,955	14,842	13,923	14,213
Selling, general and administrative	31,058	30,823	35,283	37,821	36,273	34,191
Operating expenses	43,908	43,556	49,238	52,663	50,196	48,404

Operating income	25,218	26,757	31,829	35,848	40,005	38,332
Operating income %	17.9%	18.5%	19.2%	22.1%	23.4%	24.2%

Income from continuing operations before income taxes	26,565	27,641	33,251	35,300	39,623	39,349
Income tax expense from continuing operations	7,172	6,939	8,277	9,129	10,711	11,020
Income tax expense as a percent
of income from continuing operations before taxes	27.0%	25.1%	24.9%	25.9%	27.0%	28.0%

Income from continuing operations, net of tax	$19,393	$20,702	$24,974	$26,171	$28,912	$28,329

Diluted EPS - continuing operations	$0.40	$0.42	$0.50	$0.53	$0.58	$0.58
Diluted shares outstanding	48,665	49,567	49,625	49,562	49,714	48,524

Net revenues from unaffiliated customers:
Office and Contact Center	$95,923	$93,503	$103,096	$111,875	$117,580	$117,951
Mobile	32,310	34,665	46,951	35,830	38,657	27,581
Gaming and Computer Audio	8,810	9,015	11,072	10,363	9,325	8,179
Clarity	4,119	7,275	4,816	4,214	5,123	4,544

Net revenues by geographic area
from unaffiliated customers:
Domestic	$88,789	$93,370	$99,157	$96,803	$103,992	$96,100
International	52,373	51,088	66,778	65,479	66,693	62,155

Balance Sheet accounts and metrics:
Accounts receivable, net 1	$88,350	$103,003	$113,291	$88,328	$96,850	$94,989
Days sales outstanding (DSO) 1	56	64	61	49	51	54
Inventory, net 2	$90,258	$78,026	$70,914	$70,518	$78,224	$69,845
Inventory turns 2	3.2	3.8	4.8	4.2	4.1	4.1

1  Accounts receivable, net is presented on a consolidated basis including discontinued operations as Plantronics does not maintain balance by segment; DSO is calculated on revenues from continuing operations and consolidated Accounts receivable.

2 Inventory, net and inventory turns reflect amounts in continuing operations only.